EXHIBIT 4.3

                                                                       EXHIBIT E

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                           ADDITIONAL INVESTMENT RIGHT

                To Purchase __________ Shares of Common Stock of

                           RCG COMPANIES INCORPORATED

      THIS ADDITIONAL INVESTMENT RIGHT (the "Additional Investment Right") certifies that, for value received, _____________ (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the 181st day after the date hereof (the "Initial Exercise Date") and on or prior to the close of business on the earlier of (a) the later of (i) the 181st day after the Effective Date and
(ii) the 181st day after the Initial Exercise Date and (b) the 2nd year anniversary of the date of the Purchase Agreement (the "Termination Date" and the period from the Initial Exercise Date until the Termination Date shall be the "Exercise Period") but not thereafter, to subscribe for and purchase from RCG Companies Incorporated, a Delaware corporation (the "Company"), up to
______________ shares (the "Additional Investment Right Shares") of Common Stock, par value $0.04 per share, of the Company (the "Common Stock"). The Exercise Period shall be extended for the number of Trading Days during such period in which (x) trading in the Common Stock is suspended by any Trading Market, or (y) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Additional Investment Right Shares. The purchase price of one share of Common Stock under this Additional Investment Right shall be equal to the Exercise Price, as defined under Section 2(b).

      Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the "Purchase Agreement"), dated September 13, 2004, among the Company and the purchasers signatory thereto.

      Section 2. Exercise.

            a) Exercise of Additional Investment Right. Exercise of the purchase rights represented by this Additional Investment Right may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within 5 Trading Days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Additional Investment Right to the Company and the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank.

            b) Exercise Price. The exercise price of each share of Common Stock under this Additional Investment Right shall be $1.03, subject to adjustment hereunder (the "Exercise Price").

            c)    Intentionally omitted.

            d) Holder's Restrictions. The Holder shall not have the right to exercise any portion of this Additional Investment Right, pursuant to Section 2(c) or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Additional Investment Right with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Additional Investment Right beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Preferred Stock or Additional Investment Rights) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by Holder that the Company is not representing to Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this

Section 2(d) applies, the determination of whether this Additional Investment Right is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Additional Investment Right is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Additional Investment Right is exercisable (in relation to other securities owned by such Holder) and of which portion of this Additional Investment Right is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Additional Investment Right, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

            e)    Mechanics of Exercise.

                        i. Authorization of Additional  Investment Right Shares.
                  The Company covenants that all Additional Investment Right Shares which may be issued upon the exercise of the purchase rights represented by this Additional Investment Right will, upon exercise of the purchase rights represented by this Additional Investment Right, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company covenants that during the period the Additional Investment Right is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Additional Investment Right Shares upon the exercise of any purchase rights under this Additional Investment Right. The Company further covenants that its issuance of this Additional Investment Right shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Additional Investment Right Shares upon the exercise of the purchase rights under this Additional Investment Right. The Company will take all such reasonable action as may be necessary to assure that such Additional Investment Right Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

                        ii. Delivery of Certificates Upon Exercise.  If there is
                  an effective Registration Statement, certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission ("DWAC") system within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Additional Investment Right and payment of the aggregate Exercise Price as set forth above ("Additional Investment Right Share Delivery Date"). This Additional Investment Right shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Additional Investment Right Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Additional Investment Right has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vii) prior to the issuance of such shares, have been paid.


                        iii. Delivery of New Additional Investment Rights Upon Exercise. If this Additional Investment Right shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Additional Investment Right Shares, deliver to Holder a new Additional Investment Right evidencing the rights of Holder to purchase the unpurchased Additional Investment Right Shares called for by this Additional Investment Right, which new Additional Investment Right shall in all other respects be identical with this Additional Investment Right.

                        iv. Rescission Rights. If the Company fails to cause its
                  transfer agent to transmit to the Holder through the DWAC system a certificate or certificates representing the Additional Investment Right Shares pursuant to this Section 2(e)(iv) by the Additional Investment Right Share Delivery Date, then the Holder will have the right to rescind such exercise

                        v. Buy-In Compensation.  In addition to any other rights
                  available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder through the DWAC system a certificate or certificates representing the Additional Investment Right Shares pursuant to an exercise on or before the Additional Investment Right Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Additional Investment Right Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Additional Investment Right Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Additional Investment Right and equivalent number of Additional Investment Right Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Additional Investment Right as required pursuant to the terms hereof.

                        vi. No Fractional  Shares or Scrip. No fractional shares
                  or scrip representing fractional shares shall be issued upon the exercise of this Additional Investment Right. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

                        vii. Charges, Taxes and Expenses. Issuance of certificates for Additional Investment Right Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Additional Investment Right Shares are to be issued in a name other than the name of the Holder, this Additional Investment Right when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                        viii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Additional Investment Right, pursuant to the terms hereof.

            f) Call Provision. Subject to the provisions of this Section 2(f), if after the Effective Date the VWAP for each of 20 consecutive Trading Days (the "Measurement Price", which period shall not have commenced until after such anniversary date) is greater than or equal to 160% of the then Exercise Price (subject to adjustment as set forth herein) (the "Threshold Price"), then the Company may, in its sole discretion, within ten Trading Days of such period, call for cancellation of all or any portion of this Additional Investment Right for which a Notice of Exercise has not yet been delivered (such right, a "Call"). To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a "Call Notice"), indicating therein the portion of unexercised portion of this Additional Investment Right to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Additional Investment Right subject to such Call Notice for which a Notice of Exercise shall not have been received from and after the date of the Call Notice will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date, the "Call Date"). Any unexercised portion of this Additional Investment Right to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Additional Investment Right Shares subject to a Call Notice that are tendered from the time of delivery of the Call Notice through 6:30 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice shall first reduce to zero the number of Additional Investment Right Shares subject to such Call Notice prior to reducing the remaining Additional Investment Right Shares available for purchase under this Additional Investment Right. For example, if (x) this Additional Investment Right then permits the Holder to acquire 100 Additional Investment Right Shares, (y) a Call Notice pertains to 75 Additional Investment Right Shares, and (z) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Additional Investment Right Shares, then (1) on the Call Date the right under this Additional Investment Right to acquire 25 Additional Investment Right Shares will be automatically cancelled, (2) the Company, in the time and manner required under this Additional Investment Right, will have issued and delivered to the Holder 50 Additional Investment Right Shares in respect of the exercises following receipt of the Call Notice, and (3) the Holder may, until the Termination Date, exercise this Additional Investment Right for 25 Additional Investment Right Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this
Section 3(e), the Company may deliver subsequent Call Notices for any portion of this Additional Investment Right for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Additional Investment Right, the Company may not deliver a Call Notice or require the cancellation of this Additional Investment Right (and any Call Notice will be void), unless, from the beginning of the 20 consecutive Trading Days used to determine whether the Common Stock has achieved the Threshold Price through the Call Date, the Equity Conditions have been met. The Company's right to Call the Additional Investment Right shall be exercised ratably among the Purchasers based on each Purchaser's initial purchase of Common Stock pursuant to the Purchase Agreement.

      Section 3. Certain Adjustments.

            a) Stock Dividends and Splits. If the Company, at any time while this Additional Investment Right is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Additional Investment Right), (B) subdivides outstanding shares of Common Stock into a larger number of shares,
(C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event and the number of Additional Investment Right Shares issuable upon exercise of this Additional Investment Right shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

            b)    Intentionally Omitted.

            c) Pro Rata Distributions. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Additional Investment Rights) evidences of its indebtedness or assets or rights or Additional Investment Rights to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

            d) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding.

            e)    Notice to Holders.

                        i. Adjustment to Exercise  Price.  Whenever the Exercise
                  Price is adjusted pursuant to this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                        ii.  Notice  to Allow  Exercise  by  Holder.  If (A) the
                  Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or Additional Investment Rights to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last addresses as it shall appear upon the Additional Investment Right Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or Additional Investment Rights, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or Additional Investment Rights are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Additional Investment Right during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice

            f) Fundamental Transaction. If, at any time while this Additional Investment Right is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity, or the Company's then existing shareholders will own less than 51% of the surviving entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent conversion of this Additional Investment Right, the Holder shall have the right to receive, for each Additional Investment Right Share that would have been issuable upon such exercise absent such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Additional Investment Right, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Alternate Consideration receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Additional Investment Right is exercisable immediately prior to such event or (b) only in the event the Company is acquired in an all cash acquisition, cash equal to the value of this Additional Investment Right as determined in accordance with the Black-Scholes option pricing formula (the "Alternate Consideration"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Additional Investment Right following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Additional Investment Right consistent with the foregoing provisions and evidencing the Holder's right to exercise such Additional Investment Right into Alternate Consideration upon the payment thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (f) and insuring that this Additional Investment Right (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

            g)    Exempt   Issuance.    Notwithstanding   the   foregoing,    no
adjustments, Alternate Consideration nor notices shall be made, paid or issued under this Section 3 in respect of an Exempt Issuance.

            h) Voluntary Adjustment By Company. The Company may at any time during the term of this Additional Investment Right reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

      Section 4. Transfer of Additional Investment Right.

            a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a) and 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Additional Investment Right and all rights hereunder are transferable, in whole or in part, upon surrender of this Additional Investment Right at the principal office of the Company, together with a written assignment of this Additional Investment Right substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Additional Investment Right or Additional Investment Rights in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Additional Investment Right evidencing the portion of this Additional Investment Right not so assigned, and this Additional Investment Right shall promptly be cancelled. A Additional Investment Right, if properly assigned, may be exercised by a new holder for the purchase of Additional Investment Right Shares without having a new Additional Investment Right issued.

            b) New Additional Investment Rights. This Additional Investment Right may be divided or combined with other Additional Investment Rights upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Additional Investment Rights are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Additional Investment Right or Additional Investment Rights in exchange for the Additional Investment Right or Additional Investment Rights to be divided or combined in accordance with such notice.

            c) Additional Investment Right Register. The Company shall register this Additional Investment Right, upon records to be maintained by the Company for that purpose (the "Additional Investment Right Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Additional Investment Right as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

            d) Transfer Restrictions. If, at the time of the surrender of this Additional Investment Right in connection with any transfer of this Additional Investment Right, the transfer of this Additional Investment Right shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the

Holder or transferee of this Additional Investment Right, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws,
(ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a)(1), (a)(2),
(a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

      Section 5. Miscellaneous.

            a) Title to Additional Investment Right. Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Additional Investment Right, this Additional Investment Right and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Additional Investment Right together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

            b) No Rights as Shareholder Until Exercise. This Additional Investment Right does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Additional Investment Right and the payment of the aggregate Exercise Price, the Additional Investment Right Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

            c) Loss, Theft, Destruction or Mutilation of Additional Investment Right. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Additional Investment Right or any stock certificate relating to the Additional Investment Right Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Additional Investment Right, shall not include the posting of any bond), and upon surrender and cancellation of such Additional Investment Right or stock certificate, if mutilated, the Company will make and deliver a new Additional Investment Right or stock certificate of like tenor and dated as of such cancellation, in lieu of such Additional Investment Right or stock certificate.

            d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

            e)    Authorized Shares.

                  The Company  covenants  that during the period the  Additional
            Investment Right is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Additional Investment Right Shares upon the exercise of any purchase rights under this Additional Investment Right. The Company further covenants that its issuance of this Additional Investment Right shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Additional Investment Right Shares upon the exercise of the purchase rights under this Additional Investment Right. The Company will take all such reasonable action as may be necessary to assure that such Additional Investment Right Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

                  Except  and to the  extent as waived  or  consented  to by the
            Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Additional Investment Right, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Additional Investment Right against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Additional Investment Right Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Additional Investment Right Shares upon the exercise of this Additional Investment Right, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Additional Investment Right.

                  Before  taking any action which would result in an  adjustment in the number of Additional Investment Right Shares for which this Additional Investment Right is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

            f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Additional Investment Right shall be determined in accordance with the provisions of the Purchase Agreement.

            g) Restrictions. The Holder acknowledges that the Additional Investment Right Shares acquired upon the exercise of this Additional Investment Right, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

            h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Additional Investment Right, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

            i) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

            j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Additional Investment Right or purchase Additional Investment Right Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

            k) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Additional Investment Right. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Additional Investment Right and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            l) Successors and Assigns. Subject to applicable securities laws, this Additional Investment Right and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Additional Investment Right are intended to be for the benefit of all Holders from time to time of this Additional Investment Right and shall be enforceable by any such Holder or holder of Additional Investment Right Shares.

            m) Amendment. This Additional Investment Right may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

            n)    Severability.   Wherever  possible,  each  provision  of  this
Additional Investment Right shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Additional Investment Right shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Additional Investment Right.

            o) Headings. The headings used in this Additional Investment Right are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Additional Investment Right.

                              ********************

      IN WITNESS WHEREOF, the Company has caused this Additional Investment Right to be executed by its officer thereunto duly authorized.

Dated:  September  __, 2004

                                               RCG COMPANIES INCORPORATED


                                               By:______________________________
                                                  Name:
                                                  Title:

                               NOTICE OF EXERCISE


To:   RCG Companies Incorporated

      (1) The undersigned hereby elects to purchase ________ Additional Investment Right Shares of the Company pursuant to the terms of the attached Additional Investment Right (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

      (2)   Payment shall take the form of lawful money of the United States.

      (3)   Please  issue  a  certificate  or  certificates   representing  said
Additional Investment Right Shares in the name of the undersigned or in such other name as is specified below:

            ___________________________________

The Additional Investment Right Shares shall be delivered to the following:

            ___________________________________

            ___________________________________

            ___________________________________

      (4) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

                                               [PURCHASER]


                                               By:______________________________
                                                  Name:
                                                  Title:

                                               Dated:___________________________

                                 ASSIGNMENT FORM

              (To assign the foregoing Additional Investment Right,
               execute this form and supply required information.
       Do not use this form to exercise the Additional Investment Right.)

      FOR VALUE  RECEIVED,  the foregoing  Additional  Investment  Right and all
rights       evidenced       thereby      are      hereby       assigned      to
_______________________________________________       whose      address      is
____________________________________________________________.



____________________________________________________________


                                               Dated:______________, _______


                               Holder's Signature:______________________________

                               Holder's Address:________________________________

                                                ________________________________

Signature Guaranteed:___________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Additional Investment Right, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Additional Investment Right.